UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 4, 2016

Date of Report (Date of earliest event reported)

Planet Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Fox Run Road

Newington, NH 03801

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (603) 750-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 4, 2016, the board of directors (the “Board”) of Planet Fitness, Inc. (the “Company”) increased the size of the Board from eight to nine members and appointed Frances Gregg Rathke to fill the vacancy.

Mrs. Rathke most recently served as chief financial officer and treasurer of Keurig Green Mountain, Inc. Prior to Keurig, Mrs. Rathke was interim chief financial officer for Wild Oats Markets, Inc. She also served for 11 years as chief financial officer and secretary for Ben & Jerry’s Homemade, Inc. Prior to Ben & Jerry’s, Mrs. Rathke was senior manager for Coopers & Lybrand LLC. Mrs. Rathke is a current member of the Board of Directors of Green Mountain Power Corporation and the Flynn Center for Performing Arts. She received a Bachelor of Science degree in Accounting from the School of Business at the University of Vermont.

Mrs. Rathke will serve as a Class III director, which class will stand for re-election at the 2018 annual meeting of stockholders. Mrs. Rathke was also appointed to the Board’s Audit Committee.

Mrs. Rathke will participate in the Company’s standard non-employee director compensation program as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2016.

On August 4, 2016, the Company issued a press release announcing the appointment of Mrs. Rathke to the Board. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated August 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Dorvin Lively
Name: Title:	Dorvin Lively Chief Financial Officer

Dated: August 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 4, 2016